                                                                     Exhibit 2.2

                        UNITED STATES BANKRUPTCY COURT

                         EASTERN DISTRICT OF LOUISIANA


IN RE:                                *   NO. 99-14319

FORMAN PETROLEUM CORPORATION          *   VOLUNTARY
                                          CHAPTER 11
DEBTOR                                *

*   *    *    *    *    *    *    *   *   SECTION "B"

                  SECOND AMENDED JOINT PLAN OF REORGANIZATION
                 OF THE DEBTOR AND NOTEHOLDER PLAN PROPONENTS,
                         WITH IMMATERIAL MODIFICATIONS


                              JONES FUSSELL, L.L.P.
                              P. O. BOX 1810
                              COVINGTON, LA  70434

                              AND

                              STONE, PIGMAN, WALTHER, WITTMANN &
                               HUTCHINSON, L.L.P.
                              546 CARONDELET ST.
                              NEW ORLEANS, LA    70130

                              ATTORNEYS FOR FORMAN
                              PETROLEUM CORPORATION

                              HELLER, DRAPER, HAYDEN & HORN, L.L.C.
                              650 POYDRAS CENTER, SUITE 2500
                              NEW ORLEANS, LOUISIANA 70130-6103

                              AND

                              JONES, WALKER, WAECHTER, POITEVENT,
                               CARRERE &  DENEGRE, L.L.P.
                              201 ST. CHARLES AVENUE
                              NEW ORLEANS, LA  70118

                              ATTORNEYS FOR THE NOTEHOLDER
                              PLAN PROPONENTS



New Orleans, Louisiana
December 29, 1999

                               TABLE OF CONTENTS
Page

I.     DEFINITIONS AND CONSTRUCTION OF TERMS.................................  1

II.    TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
       PRIORITY TAX CLAIMS................................................... 22

       2.1  Administrative Expense Claims.................................... 22
       2.2  Professional Compensation and Reimbursement Claims............... 22
       2.3  Priority Tax Claims.............................................. 23

III.   CLASSIFICATION OF CLAIMS, PREFERRED STOCK INTERESTS
       AND COMMON STOCK INTERESTS............................................ 24

IV.    TREATMENT OF CLAIMS, PREFERRED STOCK INTERESTS
       AND COMMON STOCK INTERESTS............................................ 25

       4.1  CLASS I -- OTHER PRIORITY CLAIMS................................  25

            (a)  Impairment and Voting......................................  25
            (b)  Distributions..............................................  25

       4.2  CLASS 2 -- SENIOR NOTES.........................................  25

            (a)  Impairment and Voting......................................  25
            (b)  Distributions..............................................  25

       4.3  CLASS 3 -- M&M LIEN CLAIMS......................................  27

            (a)  Class 3-A-- Manila Village M&M Lien Claims.................  27

                 (i)   Impairment and Voting................................  27
                 (ii)  Distributions........................................  27
                 (iii) Retention of Lien....................................  27

            (b)  Class 3-B-- Boutte M&M Lien Claims.........................  28

                 (i)   Impairment and Voting................................  28
                 (ii)  Distributions........................................  28
                 (iii) Retention of Lien....................................  28

            (c)  Class 3-C-- Lake Enfermer M&M Lien Claims..................  29

                 (i)   Impairment and Voting................................  29
                 (ii)  Distributions........................................  29
                 (iii) Retention of Lien....................................  29

            (d)  Class 3-D-- Bayou Fer Blanc Field..........................  30

                 (i)   Impairment and Voting................................  30
                 (ii)  Distributions........................................  30
                 (iii) Retention of Lien....................................  31

       4.4  CLASS 4 -- OTHER SECURED CLAIMS.................................  31

            (a)  Class 4-A-- Ford Motor Credit Corporation..................  31

                 (i)   Impairment and Voting................................  31
                 (ii)  Distributions........................................  31
                 (iii) Retention of Lien....................................  31

            (b)  Class 4-B-- Fidelity Leasing, Inc..........................  31

                 (i)   Impairment and Voting................................  31
                 (ii)  Distributions........................................  32
                 (iii) Retention of Lien....................................  32

       4.5  CLASS 5 -- MINERAL LEASE OBLIGATIONS............................  32

            (a)  Impairment and Voting......................................  32
            (b)  Distributions..............................................  32

       4.6  CLASS 6 -- CONVENIENCE CLAIMS...................................  32

            (a)  Impairment and Voting......................................  32
            (b)  Distributions..............................................  32

       4.7  CLASS 7 -- GENERAL UNSECURED CLAIMS.............................  32

            (a)  Impairment and Voting......................................  32
            (b)  Distributions..............................................  33

       4.8  CLASS 8 -- PREFERRED STOCK INTERESTS............................  33

            (a)  Impairment and Voting......................................  33
            (b)  Distributions..............................................  34

       4.9  CLASS 9 -- LOAN WARRANTS AND EMPLOYEE STOCK OPTIONS.............  34

            (a)  Class 9-A-- Loan Warrants..................................  34

                 (i)   Impairment and Voting................................  34
                 (ii)  Distributions........................................  34

            (b)  Class 9-B -- Employee Stock Options........................  36

                 (i)   Impairment and Voting................................  36
                 (ii)  Distributions........................................  36

       4.10 CLASS 10 -- OTHER WARRANTS......................................  39

            (a)  Senior Note Warrants.......................................  39

                 (i)   Impairment and Voting................................  39
                 (ii)  Distributions........................................  39

            (b)  Equity Warrants............................................  40

                 (i)   Impairment and Voting................................  40
                 (ii)  Distributions........................................  40

            (c)  Jefferies Warrants.........................................  40

                 (i)   Impairment and Voting................................  40
                 (ii)  Distributions........................................  41

       4.11 CLASS 11 -- COMMON STOCK INTERESTS..............................  41

            (a)  Impairment and Voting......................................  41
            (b)  Distributions..............................................  41

V.     PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER
       THE PLAN.............................................................  42

       5.1  Voting of Claims, Preferred Stock Interests
            and Common Stock Interests......................................  42

       5.2  Nonconsensual Confirmation......................................  42
       5.3  Method of Distributions Under the Plan..........................  42
            (a)  In General.................................................  42
            (b)  Making of Distributions....................................  43
            (c)  Distributions of Cash......................................  43
            (d)  Distributions of Securities................................  43
            (e)  Service of Indenture Trustee...............................  46
            (f)  Timing of Distributions....................................  46
            (g)  Minimum Distributions......................................  46
            (h)  Fractional Shares or Warrants..............................  46
            (i)  Distributions to Holders as of the Record Date.............  47
            (j)  Distributions Upon Allowance of Disputed General
                 Unsecured Claims...........................................  47

       5.4  Objections to Claims, Preferred Stock Interests or
            Common Stock Interests..........................................  48
       5.5  Distributions Relating to Allowed Insured Claims................  49
       5.6  Cancellation and Surrender of Existing Securities
            and Agreements..................................................  49
       5.7  Registration of New Common Stock................................  50

VI.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................  51

       6.1  Assumption or Rejection of Executory Contracts and
            Unexpired Leases................................................  51

            (a)  Executory Contracts and Unexpired Leases...................  51
            (b)  Insurance Policies.........................................  51
            (c)  Cure of Defaults...........................................  52
            (d) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to
                 the Plan...................................................  52

       6.2  Indemnification Obligations.....................................  53
       6.3  Compensation and Benefit Programs...............................  53
       6.4  Retiree Benefits................................................  54

VII.   PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT
       OF THE REORGANIZED DEBTOR............................................  54

       7.1  General.........................................................  54
       7.2  Meetings of the Reorganized Debtor's Stockholders...............  54
       7.3  Directors and Officers of the Reorganized Debtor................  55

            (a)  Board of Directors.........................................  55
            (b)  Executive Management.......................................  55

       7.4  Employment Warrants.............................................  55
       7.5  Amended Bylaws and Amended Articles of Incorporation............  56
       7.6  Issuance of New Securities......................................  56
       7.7  Aid in Implementation of Plan...................................  56

VIII.  IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN....................  57

       8.1  Term of Bankruptcy Injunction or Stays..........................  57
       8.2  Revesting of Assets.............................................  57
       8.3  Causes of Action................................................  57
       8.4  Discharge.......................................................  58
       8.5  Injunction......................................................  58
       8.6  Releases........................................................  59

IX.    EFFECTIVENESS OF THE PLAN............................................  61

       9.1  Conditions Precedent to Effectiveness...........................  61
       9.2  Effect of Failure of Conditions.................................  61
       9.3  Waiver of Conditions............................................  62

X.     RETENTION OF JURISDICTION............................................  62

XI.    MISCELLANEOUS PROVISIONS.............................................  64

       11.1  Effectuating Documents and Further Transactions................  64
       11.2  Corporate Action...............................................  64
       11.3  Exemption from Transfer.Taxes..................................  65
       11.4  Exculpation....................................................  65
       11.5  Termination of Creditors' Committee............................  66
       11.6  Post-Confirmation Date Fees and Expenses.......................  66
       11.7  Payment of Statutory Fees......................................  66
       11.8  Amendment or Modification of the Plan..........................  66
       11.9  Consent of Noteholder Plan Proponents..........................  67
       11.10 Severability...................................................  67

       11.11 Revocation or Withdrawal of the Plan...........................  68
       11.12 Binding Effect.................................................  68
       11.13 Notices........................................................  68
       11.14 Governing Law..................................................  70
       11.15 Withholding and Reporting Requirement..........................  70
       11.16 Plan Supplement................................................  70
       11.17 Allocation of Plan Distributions Between
             Principal and Interest.........................................  71
       11.18 Headings.......................................................  71
       11.19 Report of Surrender and Cancellation of
             Preferred Stock Interests and Release of Claims................  71
       11.20 Report of Surrender and Cancellation of Senior Note
             Warrants and Release of Claims.................................  72

                           PLAN SUPPLEMENT DOCUMENTS

1.   Amended Forman Bylaws

2.   Amended Forman Articles of Incorporation

3.   Description of Manila Village Field

4.   Description of Boutte Field

5.   Description of Lake Enfermer Field

6.   Description of Bayou Fer Blanc Field

7.   Employment Agreements

8.   New Stockholders' Agreement

9.   New Warrant Agreement

10.  New Registration Rights Agreement

11.  Escrow Agreement

12.  General Unsecured Claim Promissory Note

                         UNITED STATES BANKRUPTCY COURT
                         EASTERN DISTRICT OF LOUISIANA

IN RE:                                       NO. 99-14319
                                        *
FORMAN PETROLEUM CORPORATION                 VOLUNTARY
                                        *    CHAPTER 11

DEBTOR
*    *    *     *     *     *     *     *

                  SECOND AMENDED JOINT PLAN OF REORGANIZATION
               OF THE DEBTOR AND THE NOTEHOLDER PLAN PROPONENTS,
                         WITH IMMATERIAL MODIFICATIONS

     Forman Petroleum Corporation and the Noteholder Plan Proponents propose the following second amended joint plan of reorganization under section 1101 et seq. of title 11 of the United States Code:

                                   ARTICLE I
                      DEFINITIONS AND CONSTRUCTION OF TERMS

     DEFINITIONS.   As used herein, the following terms have the respective
meanings specified below, unless the context otherwise requires:

     1.1. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor-in-

Possession in connection with the conduct of its business, including without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of title 28 of the United States Code.

     1.2. AEM WARRANTS mean those warrants to purchase Common Stock originally issued to Associated Energy Managers, Inc., pursuant that certain Common Stock Purchase Warrant, by and between the Debtor and Associated Energy Managers, dated March 17, 1994.

     1.3. ALLOWED means, with reference to any Claim, Preferred Stock Interest or Common Stock Interest, (a) any Claim, Preferred Stock Interest or Common Stock Interest which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim, Preferred Stock Interest or Common Stock Interest has been filed, (b) any Claim, Preferred Stock Interest or Common Stock Interest Allowed hereunder, (c) any Claim, Preferred Stock Interest or Common Stock Interests which is not Disputed, or (d) any Claim, Preferred Stock Interest or Common Stock Interest which, if Disputed, (i) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liabilities of the Debtor and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however that any Claims, Preferred Stock Interests or Common Stock Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court will not be considered "Allowed Claims" or "Allowed Preferred Stock Interests" or "Allowed Common Stock Interests" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim," "Allowed Claim," "Allowed Preferred Stock Interest" or "Allowed Common Stock Interests" will not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim, Preferred Stock Interest or Common Stock Interest from and after the Commencement Date.

     1.4. ALLOWED CLAIMS collectively means the Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Senior Notes, Allowed Secured Tax Claims, Allowed Other Secured Claims, Allowed M&M Lien Claims, Allowed Convenience Claims, Allowed Mineral Lease Obligations, Allowed Loan Warrants, Allowed Employee Stock Option Claims and Allowed Other Warrants.

     1.5. AMENDED FORMAN ARTICLES OF INCORPORATION means the amended and restated Articles of Incorporation of the Reorganized Debtor, which will be in substantially the form contained in the Plan Supplement.

     1.6. AMENDED FORMAN BYLAWS means the amended and restated Bylaws of the Reorganized Debtor, which will be in substantially the form contained in the Plan Supplement.

     1.7. BALLOT means the form distributed to each Holder of an impaired Claim, Preferred Stock Interest or Common Stock Interest on which is to be indicated acceptance or rejection of the Plan.

     1.8. BALLOT DEADLINE means the last day upon which the Holder of an impaired Claim, Preferred Stock Interest or Common Stock Interest may submit a
Ballot to accept or reject the Plan, as fixed by the order of the Bankruptcy Court that establishes the deadline for submission of Ballots in connection with the Confirmation Hearing.

     1.9. BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

     1.10. BANKRUPTCY COURT means the United States District Court for the Eastern District of Louisiana, which court has jurisdiction over the Chapter 11 Case.

     1.11. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

     1.12. BAYOU FER BLANC FIELD means the oil, gas and mineral interests of the Debtor in property located in Lafourche Parish, adjacent to the Lake Enfermer Field, as more fully described in the Plan Supplement.

     1.13. BAYOU FER BLANC M&M LIEN CLAIM means any M&M Lien Claim where the Claim is secured by Collateral located in the Bayou Fer Blanc Field.

     1.14. BOUTTE FIELD means the oil, gas and mineral interests of the Debtor in approximately acres 3,250 located in St. Charles Parish, Louisiana, as more fully described in the Plan Supplement.

     1.15. BOUTTE M&M LIEN CLAIM means any M&M Lien Claim where the Claim is secured by Collateral located in the Boutte Field.

     1.16. BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

     1.17. CASH means legal tender of the United States of America and equivalents thereof. 1.16 CAUSES OF ACTION means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

     1.18. CHAPTER 11 CASE means this case under chapter 11 of the Bankruptcy Code commenced by the Debtor, styled In re Forman Petroleum Corporation, currently pending in the Bankruptcy Court, case no. 99-14319 on the docket of this Bankruptcy Court.

     1.19. CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

     1.20. CLASS means a category of Holders of Claims, Preferred Stock Interests or Common Stock Interests as set forth in Article III of the Plan.

     1.21. COLLATERAL means any property or interest in property of the estate of the Debtor subject to a Lien that secures the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.22. COMMENCEMENT DATE means August 6, 1999, the date on which the Debtor commenced the Chapter 11 Case.

     1.23. COMMON STOCK or COMMON STOCK INTERESTS means the shares of Common stock in the Debtor, whether voting or non-voting.

     1.24. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

     1.25. CONFIRMATION HEARING means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.26. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.27. CONVENIENCE CLAIM means any General Unsecured Claim in the amount of $30,000 or less and any General Unsecured Claim that is reduced to $30,000 by the election of the Holder thereof on such Holder's Ballot received by the Debtor on or before the Ballot Deadline.

     1.28. CREDITORS' COMMITTEE means the statutory committee(s) of creditors, if any, appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

     1.29.  DEBTOR means Forman Petroleum Corporation.

     1.30. DEBTOR-IN-POSSESSION means the Debtor in its capacity as debtor-in-possession in the Chapter 11 Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

     1.31. DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy

Court pursuant to section 1125 of the Bankruptcy Code.

     1.32. DISPUTED means, with reference to any Claim, Preferred Stock or Common Stock Interest, any Claim, Preferred Stock Interest or Common Stock Interest proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case, or in the case of an Administrative Expense Claim, any Administrative Expense Claim, Claim, Preferred Stock Interest or Common Stock Interest which is Disputed under the Plan or as to which the Debtor or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim, Preferred Stock Interest or Common Stock Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

     1.33. DISTRIBUTION AGENT means the Reorganized Debtor or such disbursing agent(s) as the Reorganized Debtor shall from time to time employ at its expense for the purpose of making distributions under the Plan.

     1.34. EECIP WARRANT means those warrants to purchase Common Stock originally issued to Endowment Energy Co-Investment Partnership, pursuant to that certain Common Stock Purchase Warrant, by and between the Debtor and Endowment Energy Co-Investment Partnership, dated March 17, 1994, and pursuant to that certain Common Stock Purchase

Warrant, by and between the Debtor and Endowment Energy Co-Investment Partnership, dated September 28, 1994.

     1.35. EEP WARRANTS means those warrants to purchase Common Stock originally issued to Endowment Energy Partners, L.P., pursuant to that certain Common Stock Purchase Warrant, by and between the Debtor and Endowment Energy Partners, L.P., dated March 5, 1991, and that certain Common Stock Purchase Warrant, by and between the Debtor and Endowment Energy Partners, L.P., dated March 17, 1994.

     1.36. EFFECTIVE DATE means the first Business Day on which the conditions specified in Section 9.1 of the Plan have been satisfied or waived.

     1.37. EMPLOYEE STOCK OPTIONS collectively means both the Vested and Non Vested Employee Stock Options.

     1.38.  EMPLOYMENT AGREEMENTS mean the Employment Agreements the
Reorganized Debtor will execute with Executive Management, including but not limited to M. Forman, which Employment Agreements will be in the forms contained in the Plan Supplement.

     1.39.  EMPLOYMENT WARRANTS means the New Warrants that will be issued to
M. Forman under the Employment Agreement by and between the Reorganized Debtor and M. Forman.

     1.40. EQUITY WARRANTS means those warrants originally issued to the Holders of Preferred Stock Interests to purchase shares of Common Stock at the price and pursuant to the terms set forth in that certain Warrant Agreement, by and between the Debtor and the Indenture

Trustee, dated June 3, 1997.

     1.41. ESCROW means the escrow created pursuant to the Escrow Agreement, for the benefit of the Holders of the Exercised Loan Warrants and Exercised Employee Stock Options in accordance with Section 4.9 of the Plan.

     1.42. ESCROW AGREEMENT means the agreement referenced in Section 4.9 of the Plan, which will be in substantially the form contained in the Plan Supplement, and which must be executed by any Holder who makes an Escrow Deposit before such Escrow Deposit is made, in default of which such Holder will be deemed to be bound by the terms of the Escrow Agreement and the Plan.

     1.43. ESCROW DEPOSIT means the deposit of Cash by the Holder of an Allowed Exercised Loan Warrant or an Allowed Exercised Employee Stock Option in accordance with Section 4.9 of the Plan.

     1.44. ESCROW DEPOSIT NOTICE means the notice that the Debtor will serve on the Holders of Allowed Loan Warrants and Allowed Vested Employee Stock Options who have timely elected to become the Holders of Exercised Loan Warrants or Exercised Employee Stock Options, as the case may be, which service will be made no later than the day after the Confirmation Date, in accordance with either (a) the written instructions for such service as the Holder may specify in the Holder's Ballot or, (b) if the Holder provides no such written instructions, by depositing the notice in the U.S. Mail, postage pre-paid, to the same address used to serve the Ballot on such Holder.

     1.45.  ESTATE means the Debtor's chapter 11 estate.

     1.46. EXECUTIVE MANAGEMENT means, as of the Commencement Date, the current Chief Executive Officer and Chief Operating Officer, M. Forman, the current Chief Financial Officer, Michael Price, the current Vice President Land, Harold Block, the current Vice President Exploration and Engineering, Michael Habetz, the current Vice President Treasurer, Marvin Gay, the current Vice President Geology, Michael Emmering, and the current Vice President Planning, Roger Frey.

     1.47. EXERCISED EMPLOYEE STOCK OPTION means an Allowed Vested Employee Stock Option whose Holder has exercised its Vested Employee Stock Option in accordance with Section 4.9(b) of the Plan and the Escrow Agreement.

     1.48.  EXERCISED LOAN WARRANTS means an Allowed Loan Warrant whose
Holder has exercised its Loan Warrant in accordance with Section 4.9(a) of the Plan and the Escrow Agreement.

     1.49. FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing will then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear will have been waived in writing in form and substance satisfactory to the Debtor or Reorganized Debtor or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court will have been determined by the highest court to which such order was appealed, or certiorari reargument or rehearing will have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing will have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not cause such order not to be a Final Order.

     1.50. GENERAL UNSECURED CLAIM means any Unsecured Claim other than a Convenience Claim, the Senior Notes or a Mineral Lease Obligation.

     1.51. GENERAL UNSECURED CLAIM PROMISSORY NOTES means the promissory notes that will be issued to the Holders of General Unsecured Claims in accordance with Sections 4.7 and 5.3(j) of the Plan, the form of which is attached to the Plan as Exhibit "12."

     1.52. HOLDER means the holder, as of the Record Date, of any Claim, Preferred Stock Interest or Common Stock Interest, including any one or more of Administrative Expense Claims, Priority Claims, Other Priority Claims, Senior Notes, M&M Lien Claims, Other Secured Claims, Convenience Claims, General Unsecured Claims, Mineral Lease Obligations, Loan Warrants, Employee Stock Options, Other Warrants or Common Stock Interests.

     1.53. INDENTURE means the Indenture, dated June 3, 1997, by and between the Debtor and the Indenture Trustee.

     1.54. INDENTURE TRUSTEE means U.S. Trust Company of Texas, N.A., as the Indenture Trustee, pursuant to the Indenture, dated June 3, 1997, by and between the Debtor and the Indenture Trustee.

     1.55. INITIAL DISTRIBUTION DATE means the date that is 60 days subsequent to the Effective Date, or as soon thereafter as is practicable.

     1.56. INSURED CLAIM means any Claim arising from an incident or occurrence that is covered under the Debtor's insurance policies.

     1.57.  JEFFERIES means Jefferies & Company, Inc.

     1.58. JEFFERIES LITIGATION means that litigation by the Debtor against Jefferies, which is pending in the United States District Court for the Eastern District of Louisiana, Civil Action No. 98-3070, Section "N."

     1.59. JEFFERIES WARRANTS means the warrant to purchase shares of Common Stock pursuant to that certain Warrant Agreement, dated as of June 3, 1997, by the Debtor in favor of the Holders of the Jefferies Warrants.

     1.60. LAKE ENFERMER means the oil, gas and mineral interests of the Debtor in approximately 3,650 acres located in Lafourche Parish, Louisiana, as more fully described in the Plan Supplement.

     1.61. LAKE ENFERMER M&M LIEN CLAIM means any M&M Lien Claim where the Claim is secured by Collateral located in the Lake Enfermer Field.

     1.62. LOAN WARRANTS means the EEP Warrants, the EECIP Warrant and the AEM Warrant.

     1.63. LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

     1.64.  M. FORMAN means McLain J. Forman, the Chief Executive Officer and
Chief

Operating Officer of the Debtor and the Holder of Allowed Common Stock
Interests.

     1.65. M&M LIEN CLAIM means any Secured Claim which is asserted to arise from the provision of goods or services to the benefit of an oil and/or gas lease in which the Debtor has an interest and is pursuant to applicable non-bankruptcy state law or the Outer Continental Shelf Lands Act, 43 United States Code, section 1331 et seq.

     1.66. MANILA VILLAGE FIELD means the oil, gas and mineral interests of the Debtor in approximately 825 acres located in Jefferson Parish, Louisiana, as more fully described in the Plan Supplement.

     1.67. MANILA VILLAGE M&M LIEN CLAIM means any M&M Lien Claim where the Claim is secured by Collateral located in the Manila Village Field.

     1.68. MINERAL LEASE OBLIGATIONS means any obligation arising out of a mineral lease agreement, including royalty obligations and P & A Obligations.

     1.69. NEW COMMON STOCK means the Common Stock of the Reorganized Debtor issued pursuant to Sections 4.2 and 4.8 of the Plan, which will have only one class and will have no par value per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law, the New Stockholders' Agreement, the Amended Forman Articles of Incorporation and the Amended Forman Bylaws.

     1.70. NEW BOARD means the Board of Directors of Forman that will serve on and after the Effective Date.

     1.71.  NEW REGISTRATION RIGHTS AGREEMENT means that New Registration
Rights

Agreement provided for in Section 5.7 of the Plan, which will be in substantially the form contained in the Plan Supplement.

     1.72. NEW STOCKHOLDERS' AGREEMENT means that certain Stockholders' Agreement provided for in Section 4.2 of the Plan, which will be in substantially the form contained in the Plan Supplement.

     1.73.  NEW WARRANT AGREEMENT means the Warrant Agreement governing the
New Warrants to be issued in accordance with Sections 4.9 (a) and (b), 4.10 and
7.4 of the Plan, which Agreement will be in substantially the form contained in the Plan Supplement.

     1.74. NEW WARRANTS means the warrants and options, including Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants, which New Warrants which will be issued by the Reorganized Debtor in accordance with Sections 4.9(a) and (b), 4.10 and 7.4 of the Plan, the New Warrant Agreement and the Employment Agreement by and between M. Forman and the Reorganized Debtor.

     1.75. NON EXERCISED EMPLOYEE STOCK OPTION means an Allowed Vested Employee Stock Option whose Holder does not exercise his Vested Employee Stock Options in accordance with Section 4.9(b) of the Plan and Escrow Agreement.

     1.76. NON EXERCISED LOAN WARRANT means an Allowed Loan Warrant whose Holder does not exercise its Loan Warrant in accordance with Section 4.9(a) of the Plan and Escrow Agreement.

     1.77. NON VESTED EMPLOYEE STOCK OPTIONS means the options the Debtor granted to certain employees before the Commencement Date to purchase Common Stock Interests, which options have not vested and are not fully earned.

     1.78. NOTEHOLDER PLAN PROPONENTS means TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., TCW Shared Opportunity Fund II, L.P., TCW Leveraged Income Trust, L.P., Jefferies, and Koch Investment Group, Ltd., or their respective assignees.

     1.79. OTHER PRIORITY CLAIM means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

     1.80. OTHER WARRANTS means the Senior Note Warrants, Equity Warrants and Jefferies Warrants.

     1.81. OTHER SECURED CLAIM means any Secured Claim other than the Claims of the Holders of the Senior Notes, and the M&M Lien Claims.

     1.82. P&A FUNDING OBLIGATIONS means any obligation arising out an agreement that required or requires the Debtor to make periodic payments for the purpose of providing funding for obligations to plug and abandon oil, gas and mineral operations, or any obligation to plug and abandon oil, gas and mineral operations.

     1.83. PLAN means this second amended joint chapter 11 plan of reorganization of the Debtor and Noteholder Plan Proponents, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

     1.84. PLAN SUPPLEMENT means the forms of documents specified in the Plan.

     1.85. PREFERRED STOCKHOLDERS' DIVIDENDS means the dividends due the Holders of Preferred Stock Interests pursuant to the Articles of Amendment to the Articles of Incorporation of the Debtor, dated May 31, 1997.

     1.86. PREFERRED STOCK INTERESTS means the preferred stock of the Debtor before the Commencement Date, designated as Series A Cumulative Preferred Stock, $.01 par value.

     1.87. PREFERRED STOCK LIQUIDATION PREFERENCE means the preference to the proceeds of any liquidation of the Debtor which is afforded to the Holders of the Allowed Preferred Stockholders as set forth in the Articles of Amendment to the Articles of Incorporation of the Debtor, dated May 31, 1997.

     1.88. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.89. PRO RATA SHARE means the ratio of an Allowed Claim or Allowed Preferred Stock Interest or Allowed Common Stock Interest in a particular Class to the aggregate amount of all Allowed Claims or Allowed Preferred Stock Interests or Allowed Common Stock Interests in that Class.

     1.90. QUARTER means the period beginning on the Effective Date and ending on the next of December 31, March 31, June 30 and September 30, and each three month period thereafter.

     1.91. RECORD DATE means the day that is five days from and after the Confirmation Date.

     1.92. REORGANIZED DEBTOR means the Debtor on and after the Effective Date or any successor thereto by merger, consolidation or otherwise.

     1.93. SCHEDULES mean the Schedules of Assets and Liabilities, the List of Holders of Interests, and the Statements of Financial Affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

     1.94. SEC PV-10 VALUE OF THE PROVED OIL AND GAS RESERVES means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%, all as determined in accordance with the Securities and Exchange Commission's Regulation S-X Part 210.4-10 (a) and subsequent Commission Staff Accounting Bulletins.

     1.95. SECURED means any Claim, to the extent reflected in the Schedules or a proof of claim as being secured and timely perfected, which is secured by a timely perfected Lien on Collateral, to the extent of the value of the Estate's interest in such Collateral, as determined as of the date before the Confirmation Date, or, in the event that such Claim is subject to set off under section 553 of the Bankruptcy Code, to the extent of such set off.

     1.96. SENIOR NOTES mean the $70,000,000.00 13.5% Series A and B Senior Secured Notes due 2004 issued by the Debtor under that certain Indenture, dated as of June 3, 1997, by and between the Debtor and the Indenture Trustee, which Senior Notes are Secured by, among other things, that certain Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated November 21, 1996, by Debtor in favor of Joint Energy Development Investments Limited Partnership, that certain Act of First Amendment to Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated December 23, 1996, by the Debtor in favor of Joint Energy Development Investments Limited Partnership, that certain Act of Second Amendment to Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated June 3, 1997, by the Debtor in favor of the Indenture Trustee, that certain Act of Assignment of Note and Liens, dated June 3, 1997, by Joint Energy Development Investments Limited Partnership, as assignor, and the Indenture Trustee, as assignee, that certain Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated July 30, 1997, by the Debtor in favor of the Indenture Trustee.

     1.97. SENIOR NOTE WARRANTS means those warrants originally issued to the Holders of Senior Notes to purchase Common Stock at the price and pursuant to the terms set forth in that certain Warrant Agreement, by and between the Debtor and the Indenture Trustee, dated June 3, 1997.

     1.98. SERIES "A" NEW WARRANTS means the New Warrants issued pursuant to Sections

4.9, 4.10 and 7.4 of the Plan, which will entitle the holders thereof for a seven-year period to acquire such number of shares of New Common Stock as equals 5% of the aggregate number of shares of New Common Stock issued on the Effective Date exercisable at a price per share equal to (a) the SEC PV-10 Value of the Proved Oil and Gas Reserves reflected in the report of Netherland, Sewell & Associates, dated thirty (30) days before the Commencement Date divided by (b) the number of shares of New Common Stock issued on the Effective Date.

     1.99. SERIES "B" NEW WARRANTS means the New Warrants issued pursuant to Sections 4.9, 4.10 and 7.4 of the Plan, which will entitle the holders thereof for a seven-year period to acquire such number of shares of New Common Stock as equals 15% of the aggregate number of shares of New Common Stock issued on the Effective Date exercisable at a price per share equal to (a) $80,000,000, plus any accrued and unpaid Preferred Stockholders' Dividends and any unpaid interest owed on and through the day before the Commencement Date with respect to the Allowed Senior Notes, divided by (b) the number of shares of New Common Stock issued on the Effective Date. No Series "B" New Warrants may be exercised until all Series "A" New Warrants have been exercised pursuant to the New Warrant Agreement.

     1.100 SERIES "C" NEW WARRANTS means the New Warrants issued pursuant to Sections 4.9, 4.10 and 7.4 of the Plan, which will entitle the holders thereof for a seven-year period to acquire such number of shares of New Common Stock as equals 15% of the aggregate number of shares of New Common Stock issued on the Effective Date exercisable at a price per share equal to (a) $105,000,000, plus any accrued and unpaid Preferred Stockholders' Dividends and any accrued and unpaid interest owing with respect to the Allowed Senior Notes on and through the Commencement Date, divided by (b) the number of shares of New Common Stock issued on the Effective Date. No Series "C" New Warrants may be exercised until all Series "A" New Warrants and Series "B" New Warrants have been exercised pursuant to the New Warrant Agreement.

     1.101 SERIES "D" NEW WARRANTS means the New Warrants issued pursuant to Sections 4.9, 4.10 and 7.4 of the Plan, which will entitle the holders thereof for a seven-year period to acquire such number of shares of New Common Stock as equals 15% of the aggregate number of shares of New Common Stock issued on the Effective Date exercisable at a price per share equal to (a) $125,000,000, plus any accrued and unpaid Preferred Stockholders' Dividends and any accrued and unpaid interest owing with respect to the Allowed Senior Notes on and through the Commencement Date, divided by (b) the number of shares of New Common Stock issued on the Effective Date. No Series "D" New Warrants may be exercised until all Series "A" New Warrants, Series "B" New Warrants and Series "C" New Warrants have been exercised pursuant to the New Warrant Agreement.

     1.102 UNSECURED CLAIM means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim or M & M Lien Claim.

     1.103 VESTED EMPLOYEE STOCK OPTIONS means the options the Debtor granted to certain employees before the Commencement Date to purchase Common Stock Interests, which options have vested and are fully earned.

     1.104 WEST GUEYDAN FIELD L.P. means the limited partnership by and between Prime Natural Resources, Inc. and the Debtor, which was created pursuant to that certain Agreement of Limited Partnership of West Gueydan Field, L.P., dated December 28, 1998.

     1.105 WEST GUEYDAN FIELD PARTNERSHIP AGREEMENT means that certain Agreement of Limited Partnership of West Gueydan Field, L.P., dated December 28, 1998, by and between the Debtor and Prime Natural Resources, Inc.

     INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "'herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code will apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, will have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and will not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II
                   TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
                            AND PRIORITY TAX CLAIMS

      2.1.  ADMINISTRATIVE EXPENSE CLAIMS.   Except to the extent that any
entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each Holder of an Allowed Administrative Expense Claim, including the Claim of the Indenture Trustee for costs and expenses for services rendered pursuant to the Indenture, will receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Initial Distribution Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor-in-Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval were required under the Bankruptcy Code, will be paid in full and performed by the Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

      2.2. PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred after the Commencement Date through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) will file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, (b) if granted such an award by the Bankruptcy Court, will be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or (ii) upon such other terms as may be mutually agreed upon between such Holder of an Administrative Expense Claim and the Debtor-in-Possession or, on and after the Effective Date, the Reorganized Debtor.

      2.3.  PRIORITY TAX CLAIMS.   Except to the extent that a Holder of an
Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim will receive, at the sole option of the Reorganized Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or ninety (90) days from the Confirmation Date, or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, with the first such payment being made on the Initial Distribution Date, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. If the Reorganized Debtor fails to promptly and fully pay any quarterly installment on an Allowed Priority Tax Claim pursuant to the terms of the Plan, the Holder of the Allowed Priority Tax Claim will give the Reorganized Debtor written notice of such default, with a copy of such notice to the Debtor and Reorganized Debtor in accordance with
Section 11.13 of the Plan. Upon receipt of any such notice, the Reorganized Debtor will have twenty (20) days to cure the default. If the Reorganized Debtor fails to cure the default within the twenty (20) day period, the Holder of the Allowed Priority Tax Claim may (a) enforce the entire amount of its Allowed Priority Tax Claim, (b) exercise any and all rights and remedies allowed under applicable state law; and/or (c) seek such relief as may be appropriate in the Bankruptcy Court.

                                  ARTICLE III
              CLASSIFICATION OF CLAIMS, PREFERRED STOCK INTERESTS
                           AND COMMON STOCK INTERESTS

     Preferred Stock Interests, Common Stock Interests and Claims, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class

Class 1      Other Priority Claims............................. (Unimpaired)

Class 2      Senior Notes......................................   (Impaired)

Class 3      M&M Lien Claims...................................   (Impaired)

Class 4      Other Secured Claims.............................. (Unimpaired)

Class 5      Mineral Lease Obligations......................... (Unimpaired)

Class 6      Convenience Claims................................   (Impaired)

Class 7      General Unsecured Claims..........................   (Impaired)

Class 8      Preferred Stock Interests.........................   (Impaired)

Class 9      Loan Warrants and Employee Stock Options..........   (Impaired)

Class 10     Other Warrants....................................   (Impaired)

Class 11     Common Stock Interests............................   (Impaired)

                                   ARTICLE IV
                  TREATMENT OF CLAIMS, PREFERRED STOCK INTERESTS
                           AND COMMON STOCK INTERESTS

     4.1.    CLASS I -- OTHER PRIORITY CLAIMS

     (a) IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b) DISTRIBUTIONS. Each Holder of an Allowed Other Priority Claim will receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and ten days after the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim.

     4.2.   CLASS 2 -- SENIOR NOTES

     (a) IMPAIRMENT AND VOTING. Class 2 is impaired by the Plan. Each Holder of an Allowed Senior Note is entitled to vote to accept or reject the Plan.

     (b) DISTRIBUTIONS. Each Holder of an Allowed Senior Note shall receive its Pro Rata

Share of 925,000 shares of New Common Stock; provided, however, that a Holder of an Allowed Senior Note shall not receive any shares of New Common Stock unless and until such Holder has executed the New Stockholders' Agreement. New Common Stock distributed to Holders of Allowed Senior Notes shall be distributed in accordance with Article V of the Plan. If approved by the New Board, and, if necessary, the Bankruptcy Court, on the Initial Distribution Date, the Reorganized Debtor will pay the pre-Commencement Date fees and expenses of both, Netherland Sewell & Associates, Inc. and, to the extent that such fees and expenses were incurred in the negotiation of the terms and condition of a plan of reorganization in this Chapter 11 Case, the drafting of the Plan and Plan Documents, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. and Heller, Draper, Hayden & Horn, L.L.C. (each of whom represented certain of the Holders of the Allowed Senior Notes). On the Effective Date, except as provided in Section 4.2(b) of the Plan, the obligations and liabilities of the Debtor and Reorganized Debtor for and on account of such Allowed Senior Notes will be canceled in accordance with Section 2.12 of the Indenture and be of no further effect, and the Holders of the Senior Notes will have no rights against the Debtor or Reorganized Debtor for any amounts due for or on account of the Senior Notes. Except as provided in Section 4.2(b) of the Plan, the Debtor, Reorganized Debtor and the Indenture Trustee will have no obligations or liabilities to the Holders of the Allowed Senior Notes for any amount due on or right created by the Allowed Senior Notes.

     4.3.   CLASS 3 -- M&M LIEN CLAIMS

     (a)    CLASS 3-A -- MANILA VILLAGE M&M LIEN CLAIMS

            (i)  IMPAIRMENT AND VOTING.   Class 3-A is impaired by the Plan.
     Each Holder of an Allowed Manila Village M&M Lien Claim is entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Manila Village M&M Lien Claim will receive from the Reorganized Debtor, by election made by such Holder on its Ballot, either (A) Cash, on the Initial Distribution Date, in an amount equal to 60% of such Holder's Allowed M&M Lien Claim, or
     (B) Cash in an amount equal to 100% of such Holder's Allowed Manila Village M&M Lien Claim, paid over a period of five years, in equal quarterly installments, plus interest accruing from the Effective Date at an annual rate of 7%, the first such payment being due and payable on the first Quarter following the Initial Distribution Date. On or before the Ballot Deadline, the Holder of an Allowed Manila Village M&M Lien Claim must deliver a Ballot to the Debtor that makes the foregoing election, in default of which such Holder will be deemed to have elected treatment under
     Section 4.3(a)(ii)(A) of the Plan.

          (iii)  RETENTION OF LIEN.   Each Holder of an Allowed Manila Village
     M&M Lien Claim will retain the Lien securing its Allowed Manila Village M&M Lien Claim as of the Effective Date until full and final payment of such Allowed Manila Village M&M Lien Claim as provided herein. Upon the full and final payment, such Liens will be deemed null and void and will be unenforceable for all purposes.

     (b)    CLASS 3-B -- BOUTTE M&M LIEN CLAIMS

            (i)  IMPAIRMENT AND VOTING.   Class 3-B is impaired by the Plan.
     Each Holder of an Allowed Boutte M&M Lien Claim is entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Boutte M&M Lien Claim will receive from the Reorganized Debtor, by election made by such Holder on its Ballot, either (A) Cash, on the Initial Distribution Date, in an amount equal to 60% of such Holder's Allowed Boutte M&M Lien Claim, paid by the Reorganized Debtor on the Initial Distribution Date, or (B) Cash in an amount equal to 100% of such Holder's Allowed Boutte M&M Lien Claim, paid over a period of five years, in equal quarterly installments, plus interest accruing from the Effective Date at an annual rate of 7%, the first such payment being due and payable on the first Quarter following the Initial Distribution Date. On or before the Ballot Deadline, the Holder of an Allowed Boutte M&M Lien Claim must deliver a Ballot to the Debtor that makes the foregoing election, in default of which such Holder will be deemed to have elected treatment under Section 4.3(b)(ii)(A) of the Plan.

            (iii)  RETENTION OF LIEN.   Each Holder of an Allowed Boutte M&M
     Lien Claim will retain the Lien securing its Allowed Boutte M&M Lien Claim as of the Effective Date until full and final payment of such Allowed Boutte M&M Lien Claim as provided herein. Upon the full and final payment, such Liens will be deemed null and void and will be unenforceable for all purposes.

      (c)   CLASS 3-C -- LAKE ENFERMER M&M LIEN CLAIMS

            (i)  IMPAIRMENT AND VOTING.   Class 3-C is impaired by the Plan.
     Each Holder of an Allowed Lake Enfermer M&M Lien Claim is entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Lake Enfermer M&M Lien Claim will receive from the Reorganized Debtor, by election made by such Holder on its Ballot, either (A) Cash, on the Initial Distribution Date, in an amount equal to 60% of such Holder's Allowed Lake Enfermer M&M Lien Claim, paid by the Reorganized Debtor on the Initial Distribution Date, or (B) Cash in an amount equal to 100% of such Holder's Allowed Lake Enfermer M&M Lien Claim, paid over a period of five years, in equal quarterly installments, plus interest accruing from the Effective Date at an annual rate of 7%, the first such payment being due and payable on the first Quarter following the Initial Distribution Date. On or before the Ballot Deadline, the Holder of an Allowed Lake Enfermer M&M Lien Claim must deliver a Ballot to the Debtor that makes the foregoing election, in default of which such Holder will be deemed to have elected treatment under
     Section 4.3(c)(ii)(A) of the Plan.

            (iii) RETENTION OF LIEN. Each Holder of an Allowed Lake Enfermer M&M Lien Claim will retain the Lien securing its Allowed Lake Enfermer M&M Lien Claim as of the Effective Date until full and final payment of such Allowed Lake Enfermer M&M Lien Claim as provided herein. Upon the full and final payment, such Liens will be deemed null and void and will be unenforceable for all purposes.

      (d)   CLASS 3-D -- BAYOU FER BLANC M&M LIEN CLAIMS

            (i)  IMPAIRMENT AND VOTING.   Class 3-D is impaired by the Plan.
     Each Holder of an Allowed Bayou Fer Blanc M&M Lien Claim is entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Bayou Fer Blanc M&M Lien Claim will receive from the Reorganized Debtor, by election made by such Holder on its Ballot, either (A) Cash, on the Initial Distribution Date, in an amount equal to 60% of such Holder's Allowed Bayou Fer Blanc M&M Lien Claim, paid by the Reorganized Debtor on the Initial Distribution Date, or (B) Cash in an amount equal to 100% of such Holder's Allowed Bayou Fer Blanc M&M Lien Claim, paid over a period of five years, in equal quarterly installments, plus interest accruing from the Effective Date at an annual rate of 7%, the first such payment being due and payable on the first Quarter following the Initial Distribution Date. On or before the Ballot Deadline, the Holder of an Allowed Bayou Fer Blanc M&M Lien Claim must deliver a Ballot to the Debtor that makes the election, in default of which such Holder will be deemed to have elected treatment under Section 4.3(d)(ii)(A) of the Plan.

            (iii) RETENTION OF LIEN. Each Holder of an Allowed Bayou Fer Blanc M&M Lien Claim will retain the Lien securing its Allowed Bayou Fer Blanc M&M Lien Claim as of the Effective Date until full and final payment of such Allowed Bayou Fer Blanc M&M Lien Claim as provided herein. Upon the full and final payment, such Liens will be deemed null and void and will be unenforceable for all purposes.

     4.4    CLASS 4 -- OTHER SECURED CLAIMS

     (a)    CLASS 4-A -- FORD MOTOR CREDIT CORPORATION

            (i)  IMPAIRMENT AND VOTING.   Ford Motor Credit Corporation is the
     only Holder of a Claim in Class 4-A. Class 4-A is not impaired by the Plan. Ford Motor Credit Corporation is not entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS.   The Plan leaves unaltered the legal,
     equitable, and contractual rights to which Ford Motor Credit Corporation may be entitled.

            (iii)  RETENTION OF LIEN.   Ford Motor Credit Corporation will
     retain the Lien securing its Allowed Other Secured Claim until full and final payment of its Allowed Other Secured Claim. Upon the full and final payment, such Lien will be deemed null and void and will be unenforceable for all purposes.

     (b)    CLASS 4-B -- FIDELITY LEASING, INC.

            (i)  IMPAIRMENT AND VOTING.   Fidelity Leasing, Inc. is the only
     Holder of a Claim in Class 4-B. Class 4-B is not impaired by the Plan. Fidelity Leasing, Inc. is not entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS.   The Plan leaves unaltered the legal,
     equitable, and contractual rights to which Fidelity Leasing, Inc. may be entitled.

            (iii)  RETENTION OF LIEN.   Fidelity Leasing, Inc. will retain the
     Lien securing its Allowed Other Secured Claim until full and final payment of its Allowed Other Secured Claim. Upon the full and final payment, such Lien will be deemed null and void and will be unenforceable for all purposes.

     4.5    CLASS 5 - MINERAL LEASE OBLIGATIONS

      (a) IMPAIRMENT AND VOTING. Class 5 is not impaired by the Plan. No Holder of an Allowed Mineral Lease Obligation Claim is entitled to vote to accept or reject the Plan.

      (b) DISTRIBUTIONS.   With respect to each such Allowed Mineral Lease
Obligation Claim, the Plan leaves unaltered the legal, equitable, and contractual rights to which the Holder of each Allowed Mineral Lease Obligation may be entitled.

      4.6   CLASS 6 -- CONVENIENCE CLAIMS

      (a)   IMPAIRMENT AND VOTING.  Class 6 is impaired by the Plan.   Each
Holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

      (b) DISTRIBUTIONS. Each Holder of an Allowed Convenience Claim will receive, no later than the Initial Distribution Date, Cash in an amount equal to 100% of each such Holder's Allowed Convenience Claim.

      4.7   CLASS 7 -- GENERAL UNSECURED CLAIMS

      (a) IMPAIRMENT AND VOTING. Class 7 is impaired by the Plan. Each Holder of an

Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

      (b)   DISTRIBUTIONS.    Each Holder of an Allowed General Unsecured Claim
will receive from the Debtor, by election made on its Ballot, one of the following: (i) Cash on the Effective Date in the amount of $30,000, by making an election to become the Holder of an Allowed Convenience Claim; or (ii) a General Unsecured Claim Promissory Note, issued no later than the Initial Distribution Date, made payable to the order of such Holder, which shall be in the principal amount of 100% of such Holder's Allowed General Unsecured Claim, plus interest accruing from the Effective Date at an annual rate of 8%, payable paid over a period of three years, in equal quarterly installments, the first such payment being due and payable on April 1, 2000, assuming the Confirmation Order is a Final Order on or before January 15, 2000; provided, however, that if the Confirmation Order is not a Final Order on or before such date, the first payment shall be due and payable on the first day of the first Quarter following the Initial Distribution Date, in accordance with the General Unsecured Claim Promissory Notes; or (iii) Cash, on the Initial Distribution Date, in an amount equal to 50% of such Holder's Allowed General Unsecured Claim. On or before the Ballot Deadline, the Holder of an Allowed General Unsecured Claim must deliver a Ballot to the Debtor that makes the foregoing election, in default of which such Holder will be deemed to have elected treatment under Section 4.7(b)(ii) of the Plan.

     4.8    CLASS 8 -- PREFERRED STOCK INTERESTS

     (a)    IMPAIRMENT AND VOTING.  Class 8 is impaired by the Plan.  Each
Holder of a

Preferred Stock Interest is entitled to vote to accept or reject the Plan.

     (b) DISTRIBUTIONS. Each Holder of an Allowed Preferred Stock Interest shall receive its Pro Rata Share of 75,000 shares of New Common Stock; provided, however, that a Holder of an Allowed Preferred Stock Interest shall not receive any shares of New Common Stock unless and until such Holder has executed the New Stockholders' Agreement. New Common Stock distributed to Holders of Allowed Preferred Stock Interests shall be distributed in accordance with Article V of the Plan. All Preferred Stock Interests shall be deemed to be canceled, annulled and extinguished on the Effective Date. Furthermore, other than the above-described right to receive New Common Stock to be distributed in accordance with Article V, the Holders of Allowed Preferred Stock Interests will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by such Holder's Allowed Preferred Stock Interests, and all of the obligations and liabilities of the Debtor or the Reorganized Debtor due to the Holders of the Allowed Preferred Stock Interests, including but not limited to the Preferred Stockholders' Dividends and Preferred Stockholders' Liquidation Preference, will terminate and be of no further effect as of the Effective Date.

     4.9    CLASS 9 -- LOAN WARRANTS AND EMPLOYEE STOCK OPTIONS

     (a)    CLASS 9-A -- LOAN WARRANTS

            (i) IMPAIRMENT AND VOTING. Class 9-A is impaired by the Plan. Each Holder of an Allowed Loan Warrant is entitled to vote to accept or reject the Plan.

            (ii)  DISTRIBUTIONS.   For the Holder of an Allowed Loan Warrant to
     become
     the Holder of an Exercised Loan Warrant, such Holder must both (A) deliver to the Debtor, on or before the Ballot Deadline, a Ballot wherein the Holder elects to become the Holder of an Exercised Loan Warrant, and
     (B) within ten days after the Confirmation Date, make an Escrow Deposit in an amount equal to the exercise price specified in the Holder's Loan Warrant. Any Holder who makes such an Escrow Deposit should execute the Escrow Agreement attached as Exhibit "11" to the Plan, in default of which such Holder will be deemed to be bound by the terms of the Escrow Agreement and the Plan upon making the Escrow Deposit. The Escrow Deposit Notice will be served on each Holder who properly made the foregoing election on or before the Ballot Date. Any Holder of an Allowed Loan Warrant Claim who either fails to properly make the foregoing election on or before the Ballot Deadline, or who fails to make the Escrow Deposit in accordance with
     Section 4.9(a) of the Plan and the Escrow Agreement, will become the Holder of a Non Exercised Loan Warrant. On and after the Effective Date, the Debtor and Reorganized Debtor will have no obligations or liabilities to the Holders of Non Exercised Loan Warrants and such Holders will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by the Non Exercised Loan Warrant. If the Effective Date does not occur within the period specified in Section 9.2 of the Plan, pursuant to the terms of the Escrow Agreement, the Escrow Deposits will be returned to the Holders who made the Escrow Deposits. If the Effective Date occurs, on the Effective Date, the Escrow Deposits will be paid to the Reorganized Debtor. In exchange for such payment, each Holder of Exercised Loan Warrants will receive New Warrants in an amount equal to the number of shares of Common Stock to which such Holders would have been entitled to acquire under such Holder's Exercised Loan Warrants, without regard to any anti-dilution provisions contained in the Loan Warrants, such New Warrants to be allocated ratably among in Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants in proportion to the total number of New Warrants in each series issued pursuant to Sections 4.10 and 7.4 of the Plan. The New Warrants to be issued to the Holders of Allowed Exercised Loan Warrants will be ratably deducted from
     (1) the New Warrants that otherwise would have been issued under Section 4.10(a) of the Plan, (2) the New Warrants that otherwise would have been issued under Section 4.10(b) of the Plan, and (3) the Employment Warrants that otherwise would have been issued under Section 7.4 of the Plan, each determined as if there were no Holders of Exercised Loan Warrants or Exercised Stock Options in Section 4.9(a) and (b) of the Plan.

     (b)    CLASS 9-B -- EMPLOYEE STOCK OPTIONS

            (i) IMPAIRMENT AND VOTING. Class 9-B is impaired by the Plan. Each Holder of an Allowed Employee Stock Option is entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. The Holders of Non Vested Employee Stock Options will receive nothing under the Plan for or on account of such Holder's Non Vested Employee

     Stock Option. On and after the Effective Date, the Debtor and Reorganized Debtor will have no obligations or liabilities to the Holders of Non Vested Employee Stock Options and such Holders will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by the Non Vested Stock Option. For the Holder of an Allowed Vested Employee Stock Option to become the Holder of an Exercised Employee Stock Option, such Holder must both (A) deliver to the Debtor, on or before the Ballot Deadline, a Ballot wherein the Holder elects to become the Holder of an Exercised Employee Stock Option, and (B) within ten days after the Confirmation Date, make an Escrow Deposit equal to the exercise price specified in such Holder's Allowed Vested Employee Stock Option. Any Holder who makes such a Escrow Deposit should execute the Escrow Agreement attached as Exhibit "11" to the Plan, in default of which such Holder will be deemed to be bound by the terms of the Escrow Agreement and the Plan upon making the Escrow Deposit. On the day after the Confirmation Date, the Debtor will serve the Escrow Notice on each Holder who properly made the foregoing election on or before the Ballot Deadline. Any Holder of a Vested Employee Stock Option who either fails to make the foregoing election on or before the Ballot Deadline, or who fails to make the Escrow Deposit in accordance with Section 4.9(b) of the Plan and Escrow Agreement, will become the Holder of a Non Exercised Employee Stock Option. On and after the Effective Date, the Debtor and Reorganized Debtor will have no obligations or liabilities to the Holders of Non Exercised Employee Stock Options and such Holders will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by the Non Exercised Employee Stock Options. If the Effective Date does not occur within the time specified in Section 9.2 of the Plan, the Escrow Deposits will be returned to the Holder who made the Escrow Deposits. If the Effective Date occurs, on the Effective Date, pursuant to the terms of the Escrow Agreement, the Escrow Deposits will be paid to the Reorganized Debtor. In exchange for such payment, each Holder of Exercised Employee Stock Option will receive New Warrants in an amount equal to the number of shares of Common Stock to which such Holders would have been entitled to acquire under such Holder's Vested Stock Option, without regard to any anti-dilution provisions contained in the Vested Stock Options, such New Warrants to be allocated ratably among Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants in proportion to the total number of New Warrants in each series issued pursuant to Sections 4.10 and 7.4 of the Plan. The New Warrants to be issued to the Holders of Allowed Exercised Stock Options will be ratably deducted from (1) the New Warrants that otherwise would have been issued under Section 4.10(a) of the Plan, (2) the New Warrants that otherwise would have been issued under Section 4.10(b) of the Plan, and (3) the Employment Warrants that otherwise would have been issued under
     Section 7.4 of the Plan, each determined as if there were no Holders of Exercised Loan Warrants or Exercised Stock Options in Section 4.9(a) and
     (b) of the Plan.

     4.10   CLASS 10  --  OTHER WARRANTS

     (a)    CLASS 10-A - SENIOR NOTE WARRANTS

            (i) IMPAIRMENT AND VOTING.   Class 10-A is impaired by the Plan.
     The Holders of Senior Note Warrants are entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Senior Note Warrant shall receive its Pro Rata Share of 21.7% of the Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants; provided, however, that the 21.7% will be ratably reduced if any New Warrants are issued to the Holders of Exercised Loan Warrants or Exercised Employee Stock Options pursuant to Sections 4.9(a) and 4.9(b) of the Plan; and provided further that a Holder of an Allowed Senior Note Warrant shall not receive any New Warrants unless and until such Holder has executed the New Warrant Agreement. New Warrants distributed to Holders of Allowed Senior Note Warrants shall be distributed in accordance with
     Article V of the Plan. Except as provided in Section 4.10(a) of the Plan, on and after the Effective Date, the obligations and liabilities of the Debtor and Reorganized Debtor due to the Holders of Allowed Senior Note Warrants will terminate and be of no further effect, and the Holders of Allowed Senior Note Warrants will no have rights against the Debtor or Reorganized Debtor for any amount due on or right created by such Holder's Allowed Senior Note Warrants. On the Effective Date, the Senior Note Warrants will be deemed to be canceled, annulled and extinguished.

     (b)    CLASS 10-B --  EQUITY WARRANTS

            (i) IMPAIRMENT AND VOTING. Class 10-B is impaired by the Plan. The Holders of the Equity Warrants are entitled to vote to accept or reject the Plan.

            (ii) DISTRIBUTIONS. Each Holder of an Allowed Equity Warrant shall receive its Pro Rata Share of 10.9% of the Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants; provided, however, that the 10.9% will be ratably reduced if any New Warrants are issued to the Holders of Exercised Loan Warrants or Exercised Employee Stock Options pursuant to Sections 4.9(a) and 4.9(b) of the Plan; and provided further that a Holder of an Allowed Equity Warrant shall not receive any New Warrants unless and until such Holder has executed the New Warrant Agreement. New Warrants distributed to Holders of Allowed Equity Warrants shall be distributed in accordance with Article V of the Plan. Except as provided in Section 4.10(b) of the Plan, on and after the Effective Date, the obligations and liabilities of the Debtor and Reorganized Debtor due to the Holders of Allowed Equity Warrants will terminate and be of no further effect, and the Holders of Allowed Equity Warrants will no have rights against the Debtor or Reorganized Debtor for any amount due on or right created by such Holder's Allowed Equity Warrants. On the Effective Date, the Equity Warrants will be deemed to be canceled, annulled and extinguished.

     (c)    CLASS 10-C -- JEFFERIES WARRANTS

            (i)   IMPAIRMENT AND VOTING.  Class 10-C is impaired by the Plan.
     The

     Holders of the Jefferies Warrants are entitled to vote to accept or reject the Plan.

            (ii)  DISTRIBUTIONS.   The Jefferies Warrants will be deemed to be
     canceled, annulled and extinguished on the Effective Date and the Holders of Allowed Jefferies Warrants will receive nothing for or on account of their Jefferies Warrants. On and after the Effective Date, the Allowed Jefferies Warrants will be canceled and the Debtor and Reorganized Debtor will have no obligations or liabilities to the Holders of Allowed Jefferies Warrants for or on account of the Jefferies Warrants and such Holders will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by the Jefferies Warrants.

     4.11   CLASS 11 -- COMMON STOCK INTERESTS

     (a) IMPAIRMENT AND VOTING. Class 11 is impaired by the Plan. Each Holder of an Allowed Common Stock Interest in this Class is entitled to vote to accept or reject the Plan.

     (b) DISTRIBUTIONS. The Common Stock Interests will be canceled on the Effective Date and the Holders of Common Stock Interests will receive nothing for or on account of their Common Stock Interests. On and after the Effective Date, the Debtor and Reorganized Debtor will have no obligations or liabilities to the Holders of Allowed Common Stock Interests and such Holders will have no rights against the Debtor or Reorganized Debtor for any amount due on or right created by the Common Stock Interests.

                                   ARTICLE V
                          PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN

      5.1. VOTING OF CLAIMS, PREFERRED STOCK INTERESTS AND COMMON STOCK INTERESTS. Each Holder of an Allowed Claim, Allowed Preferred Stock Interest or Allowed Common Stock Interest in an impaired Class will be entitled to vote separately to accept or reject the Plan.

      5.2.  NONCONSENSUAL CONFIRMATION.   If any impaired Class of Claims,
Preferred Stock Interests or Common Stock Interests entitled to vote do not accept the Plan by the requisite statutory majorities as provided in the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with Section 11.8 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

      5.3.  METHOD OF DISTRIBUTIONS UNDER THE PLAN.

      (a) IN GENERAL. Subject to Bankruptcy Rule 9010, all distributions under the Plan will be made by the Reorganized Debtor or the Distribution Agent (which for purposes of distributions to the Holders of Allowed Senior Notes may be the Indenture Trustee) to the Holder of each Allowed Claim at the address of such Holder as listed on the Schedules as of the Record Date, and to the Holder of each Allowed Preferred Stock Interest or Common Stock Interest at the address of such Holder as provided by such Holder or as listed in the transfer ledger for Preferred Stock Interests or Common Stock Interests as of the Record Date, unless the Debtor or Reorganized Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or Preferred Stock Interest or Common Stock Interest by such Holder that provides an address for such Holder different from the address reflected on the Schedules (for Holders of Allowed Claims) or on the stock transfer ledger as of the Record Date (for Holders of Allowed Preferred Stock Interests or Common Stock Interests); provided, however, that distributions to the Holders of the Senior Notes will be made by transfer of the New Common Stock to the Indenture Trustee, which will promptly distribute the New Common Stock to the Holders of the Senior Notes as provided in Section 5.3(e) of the Plan.

      (b) MAKING OF DISTRIBUTIONS. The Reorganized Debtor, or a Distribution Agent on behalf of the Reorganized Debtor, shall make the distributions of the New Common Stock and New Warrants under the Plan upon the latest of (i) the Effective Date, or as soon thereafter as practicable, (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable, (iii) the fifth Business Day after such Claim is Allowed, or as soon thereafter as practicable, and (iv) such date as the Holder of such Claim and the Reorganized Debtor have agreed or shall agree.

      (c) DISTRIBUTIONS OF CASH. Any payment of Cash made by the Reorganized Debtor pursuant to the Plan will be made by check drawn on a domestic bank.

      (d) DISTRIBUTIONS OF SECURITIES. On the Effective Date, the Reorganized Debtor will issue in the name of the Distribution Agent, as trustee, (i) the New Common Stock for distribution to the Holders of the Allowed Senior Notes in accordance with Section 4.2(b) of the Plan and the Holders of the Allowed Preferred Stock Interests in accordance with Section 4.8(b) of the Plan and (ii) the New Warrants for distribution to the Holders of the Allowed Senior Note

Warrants in accordance with Section 4.10(a)(ii), to the Holders of the Allowed Equity Warrants in accordance with Section 4.10(b)(ii), and to M. Forman in accordance with Section 7.4 (and to the Holders of the Exercised Loan Warrants or the Exercised Employee Stock Options pursuant to Section 4.9(a) and (b) of the Plan, if applicable). As promptly as practicable after the issuance of such securities to the Distribution Agent and the Indenture Trustee, the Distribution Agent and the Indenture Trustee will distribute such securities to the Holders of Allowed Claims and Preferred Stock Interests and Common Stock Interests entitled thereto.

          (i) The Distribution Agent in its capacity as trustee holding issued but undistributed New Common Stock and New Warrants shall (A) similarly hold in trust for distribution pursuant to this Section 5.3 any dividend or distribution made thereon, and (B) whenever any matter (including election of directors) is presented for a vote by Holders of such New Common Stock, vote all of the New Common Stock so held by it in trust in the same manner and proportion as the shares of distributed New Common Stock are voted.

          (ii) If, after the Effective Date, the Reorganized Debtor (A) pays a dividend or makes a distribution on the outstanding New Common Stock held by the Distribution Agent, (B) subdivides the outstanding shares of New Common Stock held by the Distribution Agent into a greater number of shares, (C) combines the outstanding shares of New Common Stock held by the Distribution Agent into a smaller number of shares, (D) issues by reclassification of the outstanding New Common Stock held by the

     Distribution Agent any shares of its capital stock, or (E) is a party to a consolidation, merger or transfer of assets providing for any change in or exchange of the outstanding New Common Stock or New Warrants held by the Distribution Agent, then the Distribution Agent's obligation to distribute New Common Stock or New Warrants to any Holder of an Allowed Claim or Preferred Stock Interest or Common Stock Interest arising after the record date in the case of a dividend or distribution and after the Effective Date of any of the other foregoing transactions shall be adjusted so as to take into account such dividend, distribution or other event. Any such distribution shall be made net of any Distribution Agent charges incurred in connection with such event.

          (iii) The duties of the Distribution Agent (including its duties as trustee pursuant to this Article V) are expressly limited to the ministerial functions set forth in this Article V. The Distribution Agent shall incur no liability for its actions (or failure to act) or conduct as Distribution Agent, or as trustee holding issued but undistributed securities except to the extent attributable to the gross negligence or willful misconduct of the Distribution Agent. All securities held by or transferred to the Distribution Agent for distribution to Holders of Allowed Claims or Preferred Stock Interests or Common Stock Interests pursuant to the Plan shall be held by the Distribution Agent (including the Reorganized Debtor in its capacity as Distribution Agent) solely as trustee of an express trust and shall not be or constitute property of the Distribution Agent (including the Reorganized Debtor as Distribution Agent) for any purpose whatsoever, and the

     Distribution Agent shall not have any right or interest to any such securities for its own account, except as expressly provided in the Plan.

      (e) SERVICE OF INDENTURE TRUSTEE. Subject to the right of the Indenture Trustee to resign, the Indenture Trustee shall receive and act as disbursing agent for all distributions to each Holder of record of an Allowed Senior Note Claim. Unless terminated pursuant to the terms hereof or thereof, the provisions of the Indenture that relate to distributions thereunder shall continue in effect after the Effective Date for the sole purpose of allowing the Indenture Trustee to make the distributions to be made on account of the Allowed Senior Note Claims under the Plan. All distributions provided for in the Plan on account of Allowed Senior Note Claims shall be distributed to the Indenture Trustee as disbursing agent or, if the Indenture Trustee has resigned, to the Distribution Agent as its successor, for further distribution to individual Holders of Allowed Senior Note Claims pursuant to the Plan.

      (f) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

      (g) MINIMUM DISTRIBUTIONS. No payment of Cash less than one-hundred dollars will be made by the Reorganized Debtor to any Holder of a Claim unless a request therefor is made in writing to the Reorganized Debtor.

      (h) FRACTIONAL SHARES OR WARRANTS. No fractional shares of New Common Stock or New Warrants will be distributed under the Plan. When any distribution on account of an Allowed Claim, Allowed Preferred Stock Interest or Common Stock Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of New Common Stock or New Warrants will be rounded as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number and (ii) fractions of less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock or New Warrants to be distributed to a Class of Claims, Preferred Stock Interests, or Common Stock Interests, as the case may be, will be adjusted as necessary to account for the rounding provided in this Section 5.3(h).

      (i) DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE. As of the close of business on the Record Date, the claims register (for Claims), the stock transfer ledgers (for Preferred Stock Interests or Common Stock Interests), and the Register of the Holders of Senior Notes will be closed and there will be no further changes in the record Holders of any Claims, Preferred Stock Interests, Common Stock Interests or Senior Notes. The Debtor and the Reorganized Debtor will have no obligation to recognize any transfer of any Claims, Preferred Stock Interests or Common Stock Interests occurring after the Record Date. The Debtor and the Reorganized Debtor will instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record Holders stated on the claims register (for Claims) and transfer ledgers (for Preferred Stock Interests or Common Stock Interests) as of the close of business on the Record Date.

      (j) DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED GENERAL UNSECURED CLAIMS. On the first date of the first Quarter that follows the date during which a Disputed General

Unsecured Claim becomes an Allowed General Unsecured Claim pursuant to a Final Order, the Holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim subsequent to the Initial Distribution Date will receive both (i) a General Unsecured Claim Promissory Note in the principal amount of such Holder's Allowed General Unsecured Claim, together with interest in accordance with Section 4.7 of the Plan, and (ii) any payments that would have become due and payable under such Holder's General Unsecured Claim Promissory Note had the Disputed General Unsecured Claim been an Allowed General Unsecured Claim on the Initial Distribution Date.

      5.4. OBJECTIONS TO CLAIMS, PREFERRED STOCK INTERESTS OR COMMON STOCK INTERESTS.

      Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Debtor will have the exclusive right to make and file objections to Administrative Expense Claims and Claims, after the Confirmation Date. All objections will be litigated to Final Order; provided, however, that, subject to
Section 5.1 of the Plan, the Reorganized Debtor will have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Debtor will file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), and Claims, and serve such objections upon the Holder of such Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 120 days after the Effective Date, or such later date as may be approved by the Bankruptcy Court.

      5.5. DISTRIBUTIONS RELATING TO ALLOWED INSURED CLAIMS. Distributions under the Plan to each Holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the Holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 5.5 will constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

      5.6.  CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND AGREEMENTS.

      (a) On the Effective Date, all promissory notes, share certificates, warrants and other instruments evidencing any Claim, Preferred Stock Interest or Common Stock Interest will be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor and Reorganized Debtor under the agreements, indentures and certificates of designations governing such Claims, Preferred Stock Interests and Common Stock Interests, as the case may be.

      (b) Each Holder of a promissory note, share certificate or other instrument evidencing a Claim, Preferred Stock Interest or Common Stock Interest will surrender such promissory note, share certificate or instrument to the Reorganized Debtor or the Distribution Agent, unless such requirement is waived by the Reorganized Debtor, except, however, that the Senior Notes will be surrendered to the Indenture Trustee for cancellation as provided in Section 2.12 of the Indenture. No distribution of property hereunder will be made to or on behalf of a Holder unless and until such Holder's promissory note, share certificate, warrant or instrument is received by the Reorganized Debtor, or the unavailability of such promissory note, share certificate or instrument is established to the reasonable satisfaction of the Reorganized Debtor, or the Reorganized Debtor waives such requirement. The Reorganized Debtor may require any Holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, warrants or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtor. Unless waived by the Reorganized Debtor, any Holder that fails within the later of one year after the Confirmation Date and the date of Allowance of its Claim, Preferred Stock Interest or Common Stock Interest (i) if possible, to surrender or cause to be surrendered such promissory note, share certificate or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity which is reasonably satisfactory to the Reorganized Debtor, and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtor, will be deemed to have forfeited all rights, claims and Causes of Action against the Debtor and the Reorganized Debtor and will not participate in any distribution hereunder.

      5.7.  REGISTRATION OF NEW COMMON STOCK.   The holders of the New Common
Stock will be entitled to those registration rights with respect to the shares of the New Common Stock that are set forth in the New Registration Rights Agreement.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      6.1.  ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      (a)   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.    Pursuant to sections
365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person will be deemed assumed by the Debtor or Reorganized Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) which has been rejected pursuant to a motion for authority to reject that the Debtor may have order of the Bankruptcy Court entered before the Confirmation Date, or (ii) which is the subject of a motion for authority to reject that has been filed and served before the Confirmation Date.

      (b)   INSURANCE POLICIES.   The Debtor's insurance policies and any
agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any Holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, will be in accordance with the treatment provided under Sections 4.6 or 4.7 of the Plan, depending upon the amount of such Claim; provided, however, that the Holder of such Claim may elect to be treated in
Section 4.6 of the Plan. Nothing contained in Section 6.1(b) of the Plan will constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

      (c)   CURE OF DEFAULTS.   Except as may otherwise be agreed to by the
parties, within 60 days after the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor will cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan or any motion for authority to assume that is pending and served before the Confirmation Date. All disputed defaults that are required to be cured will be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's or the Reorganized Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties. Cure, for purposes of the assumption of the Indenture, will consist of (a) the making of the distribution of New Common Stock to the Indenture Trustee for the benefit of the Holders of the Senior Notes; and (b) payment by the Reorganized Debtor on the Initial Distribution Date of the Indenture Trustee's costs and expenses for services rendered pursuant to the Indenture.

      (d) BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtor or Reorganized Debtor, or as otherwise may be provided in the Confirmation Order, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, or (ii) notice of entry of the Confirmation Order. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases will be treated under Sections 4.6 or 4.7 of the Plan, depending upon the amount of the Claim; provided, that the Holder of any such Claim may elect to be treated in Section 4.6 of the Plan.

      6.2. INDEMNIFICATION OBLIGATIONS. For purposes of the Plan, the obligations of the Debtor and Reorganized Debtor to defend, indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees, respectively, before, on or after the Commencement Date against any claims or obligations pursuant to the Debtor's certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

      6.3.   COMPENSATION AND BENEFIT PROGRAMS.   Except as provided in Sections
7.3(b) and 7.4 of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor applicable to its directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

      6.4. RETIREE BENEFITS. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor before the Commencement Date will be continued for the duration of the period the Debtor has obligated itself to provide such benefits.


                                  ARTICLE VII

                   PROVISIONS REGARDING CORPORATE GOVERNANCE
                   AND MANAGEMENT OF THE REORGANIZED DEBTOR

      7.1. GENERAL. On the Effective Date, in accordance with the New Stockholders' Agreement, the management, control and operation of the Reorganized Debtor will become the general responsibility of four members of the Board of Directors of the Reorganized Debtor.

      7.2.  MEETINGS OF THE REORGANIZED DEBTOR'S STOCKHOLDERS.   In
accordance with the Amended Forman Articles of Incorporation and Amended Forman Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Reorganized Debtor will be held on a date in 2000 selected by the Board of Directors of the Reorganized Debtor. Subsequent meetings of the stockholders of the Reorganized Debtor will be held at least once annually each year thereafter.

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

      7.3.  DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR.

      (a) BOARD OF DIRECTORS. On the Effective Date, in accordance with the New Stockholders' Agreement, M. Forman will be one of the four members of the Board of Directors of the Reorganized Debtor, and the remaining three members of the Board of Directors will be designated by the Holders of the Allowed Senior Notes; provided, however, that no such designee may be a current director, officer, employee of Jefferies, or any affiliate of Jefferies. For purposes of
Section 7.3 of the Plan, the term "affiliate" means any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Jefferies. For purposes of this
Section 7.3 of the Plan, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities. All actions of the Board of Directors of the Reorganized Debtor will require the affirmative vote or consent of a majority of the members of the Board of Directors.

      (b) EXECUTIVE MANAGEMENT. The Executive Management of the Debtor immediately before the Effective Date will serve as the initial Executive Management of the Reorganized Debtor on and after the Effective Date. Such Executive Management will serve and be compensated in accordance with the Employment Agreements, which will become binding upon the Effective Date.

      7.4. EMPLOYMENT WARRANTS. On the Effective Date, the Reorganized Debtor will issue 67.4% of Series "A" New Warrants, Series "B" New Warrants, Series "C" New Warrants and Series "D" New Warrants to M. Forman pursuant to the New Warrant Agreement and the Employment Agreement by and between M. Forman and the Reorganized Debtor; provided, however, that the 67.4% will be ratably reduced if any New Warrants are issued to the Holders of Exercised Loan Warrants or Exercised Employee Stock Options under Sections 4.9(a) and 4.9(b) of the Plan; and provided further that M. Forman shall not receive any New Warrants unless and until he has executed the Stockholders' Agreement and the Warrant Agreement.

     7.5. AMENDED BYLAWS AND AMENDED ARTICLES OF INCORPORATION. The Amended Forman Bylaws and Amended Forman Articles of Incorporation will be amended and restated as of the Effective Date to effectuate the provisions of the Plan, without any further action by the Holders of the Common Stock Interests, the Preferred Stock Interests or the Debtor's existing Board of Directors, the Debtor-in-Possession or Reorganized Debtor.

     7.6. ISSUANCE OF NEW SECURITIES. The issuance of the following securities and warrants by the Reorganized Debtor is hereby authorized without further act or action under applicable law, regulation, order or rule: (a) New Common Stock pursuant to Sections 4.2 and 4.8 of the Plan; and, (b) the New Warrants pursuant to Sections 4.9, 4.10 and 7.4 of the Plan.

     7.7. AID IN IMPLEMENTATION OF PLAN. The Bankruptcy Court may direct the Debtor and any other necessary party to execute or deliver or to join the execution or delivery of any instrument required to effect the Plan, and to perform any other act necessary to consummate the Plan.

                                  ARTICLE VIII

               IMPLEMENTATION AND EFFECT OF CONFIRMATION  OF PLAN

      8.1. TERM OF BANKRUPTCY INJUNCTION OR STAYS. All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

      8.2.  REVESTING OF ASSETS.

      (a) The property of the estate of the Debtor will revest in the Reorganized Debtor on the Effective Date, except as otherwise provided in the Plan.

      (b) From and after the Effective Date, the Reorganized Debtor may operate its business, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

      (c) As of the Effective Date, except as otherwise expressly provided in the Plan, all property of the Debtor and the Reorganized Debtor will be free and clear of all liens, claims and interests of Holders of Claims, Preferred Stock Interests and Common Stock Interests.

      8.3.  CAUSES OF ACTION.   Except as provided in Section 8.6 of the
Plan, as of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtor and Debtor-in-Possession, including, without limitation, actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, will become assets of the Reorganized Debtor, and the Reorganized Debtor will have the authority to prosecute such Causes of Action for the benefit of the estate of the Debtor; provided, however, that the Reorganized Debtor will have no Cause of Action under section 547 of the Bankruptcy Code against any Holder of an Allowed Convenience or Allowed General Unsecured Claim. On and after the Effective Date, the Reorganized Debtor will have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

      8.4.  DISCHARGE.   The rights afforded herein and the treatment of all
Claims, Preferred Stock Interests and Common Stock Interests herein will be in exchange for and in complete satisfaction, discharge, and release of Claims, Preferred Stock Interests and Common Stock Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor and the Debtor-in-Possession, or any of its assets or properties. Except as otherwise provided herein, on the Effective Date, (a) all such Claims against and Preferred Stock Interests and Common Stock Interests will be satisfied, discharged, and released in full, and (b) all persons will be precluded from asserting against the Debtor or Reorganized Debtor, their successors, or its assets or properties, or the Indenture Trustee, any other or further Claims, Preferred Stock Interests or Common Stock Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

      8.5.  INJUNCTION.   Except as otherwise expressly provided in the Plan
or the Confirmation Order, on the Effective Date, all entities who have held, hold or may hold Claims against, Preferred or Common Stock Interests in the Debtor, or the Senior Notes, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, Preferred Stock Interest or Common Stock Interest or Senior Note, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor or Reorganized Debtor for or on account of any such Claim, Preferred Stock Interest or Common Stock Interest or Senior Note, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or Reorganized Debtor for or against the property or interests in property of the Debtor or Reorganized Debtor for or on account of any such Claim, Preferred Stock Interest or Common Stock Interest or Senior Note, and (d) asserting any right of set off, subrogation or recoupment of any kind against any obligation due from the Debtor or Reorganized Debtor for or against the property or interests in property of the Debtor on account of any such Claim, Preferred Stock Interest or Common Stock Interest or Senior Note. Such injunction will extend to successors of the Debtor, Reorganized Debtor, and Indenture Trustee, as well as their respective properties and interests in property.

     8.6.   RELEASES.   The following releases are provided:

     (a) On the Effective Date, the Debtor and Reorganized Debtor, as well as its present or former directors, officers, agents and employees, will be deemed to have released and will be permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which it has, may have or claims to have against Jefferies, as well as its present or former directors, officers, agents and employees, including but not limited to any Causes of Action that were or could have been asserted in the Jefferies Litigation. Except as otherwise provided herein in Section 4.2 of the Plan, on the Effective Date, Jefferies will be deemed to have released and will be permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which it has, may have or claim to have against the Debtor and Reorganized Debtor, as well as the present or former directors, officers, agents or employees of the Debtor or Reorganized Debtor, including but not limited to any Causes of Action that were or could have been asserted in the Jefferies Litigation. The Jefferies Litigation will be dismissed, with prejudice, on the Effective Date, each party to pay its own costs.

     (b) On the Effective Date, except as otherwise provided in Article IV of the Plan, all Holders of Claims, Preferred Stock Interests or Common Stock Interests who voted to accept the Plan will be deemed to have released and will be permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action, whether or not derivative from or through the Debtor or Reorganized, as well as the present or former directors, officers, agents or employees of the Debtor or Reorganized Debtor, which such Holder either individually or collectively with other persons or entities has, may have or claims to have against Jefferies, the Debtor, the Reorganized Debtor, or their respective present or former directors, officers, agents or employees.

     (c) Upon distribution of the New Common Stock to the Holders of the Senior Notes, the Indenture Trustee will be released from any and all claims of any Holder of any Claim, the Debtor and Reorganized Debtor that are related in any manner to the Senior Notes or the

Indenture and the Holder of any Claim, the Debtor and the Reorganized Debtor will be released from any and all claims of the Indenture Trustee except for costs and expenses for services rendered pursuant to the Indenture. Such Holders, the Debtor and Reorganized Debtor and the Indenture Trustee will be permanently enjoined from any prosecution or attempted prosecution of any and all claims that are released hereunder.

                                  ARTICLE IX

                           EFFECTIVENESS OF THE PLAN

      9.1.  CONDITIONS PRECEDENT TO EFFECTIVENESS.   The Plan will not become
effective unless and until the following conditions will have been satisfied or waived pursuant to Section 9.3 of the Plan:

      (a) the Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Noteholder Plan Proponents, will have been signed by the judge presiding over the Chapter 11 Case, and there will not be a stay or injunction in effect with respect thereto; and

      (b) the Debtor will have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Noteholder Plan Proponents to be necessary to implement the Plan, including, without limitation, no-action letters from the Securities and Exchange Commission and letter or other rulings from the Internal Revenue Service.

      9.2. EFFECT OF FAILURE OF CONDITIONS. In the event that one or more of the conditions specified in Section 9.1 of the Plan have not occurred on or before three months after the

Confirmation Date, and upon notification submitted by the Debtor to the Bankruptcy Court and counsel for the Noteholder Plan Proponents, (a) the Confirmation Order will be vacated, (b) no distributions under the Plan will be made, (c) the Debtor and all Holders of Claims, Preferred Stock and Common Stock Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred,
(d) the Debtor's obligations with respect to the Claims, Preferred Stock Interests and Common Stock Interests will remain unchanged and nothing contained herein will constitute or be deemed a waiver or release of any Claims, Preferred Stock Interests or Common Stock Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor, and (e) the releases set forth in
Section 8.6 will be deemed void.

      9.3. WAIVER OF CONDITIONS. The Debtor and Noteholder Plan Proponents may jointly waive, by a writing that is signed by an authorized representative of the Debtor and the Noteholder Plan Proponent and subsequently filed with the Bankruptcy Court, one or more of the conditions set forth in Section 9.1 of the Plan.

                                   ARTICLE X

                           RETENTION OF JURISDICTION

     The Bankruptcy Court will have exclusive jurisdiction of all matters among out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (b) To determine any and all adversary proceedings, applications and contested matters;

     (c) To hear and determine any objection to Administrative Expense Claims, Claims, Preferred Stock Interests or Common Stock Interests;

     (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

     (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under section 330, 331 and 503(b) of the Bankruptcy Code;

     (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

     (i) To recover all assets of the Debtor and property of the Debtor's estate, wherever located;

     (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

     (k)    To hear any other matter not inconsistent with the Bankruptcy Code;
and

     (l)    To enter a final decree closing the Chapter 11 Case.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      11.1. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. The Debtor or Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, releases, warrants and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities pursuant to the Plan.

      11.2. CORPORATE ACTION.   On the Effective Date, all matters provided
for under the Plan that would otherwise require approval of the Holders of the Common Stock Interests or Preferred Stock Interests, Directors, the Debtor or Reorganized Debtor or its successors in interest under the Plan, including, without limitation, the authorization to issue New Common Stock and New Warrants, the effectiveness of the Amended Forman Articles of Incorporation and the Amended Forman Bylaws, the election or appointment, as the case may be, of directors and officers of the Debtor or Reorganized Debtor pursuant to the Plan, and the authorization and approval of the Employment Agreements, will be deemed to have occurred and will be in effect from and after the Effective Date pursuant to the applicable general corporation laws of the State of Louisiana, without any requirement of further action by the Holders of Common Stock Interest and Preferred Stock Interests or directors of the Debtor or Reorganized Debtor.

      11.3. EXEMPTION FROM TRANSFER TAXES.   Pursuant to section 1146(c) of
the Bankruptcy Code, the issuance, transfer or exchange of equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any agreement or assignment executed in connection with any of the transactions contemplated under the Plan will not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      11.4. EXCULPATION.   The Debtor, The Reorganized Debtor, the Noteholder
Plan Proponents, the Creditors' Committee, and any of their respective members, officers, directors, employees, advisors or agents, will have nor incur any liability to any Holder of a Claim, Preferred Stock Interest or Common Stock Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Reorganized Debtor, the Noteholders Plan Proponents, the Creditors' Committee, and each of their respective members, officers, directors, employees, advisors and agents, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing contained in Section 11.4 of the Plan will exculpate, satisfy, discharge or release any avoidance claims against present or former officers, directors or employees of the Debtor in their capacities other than as present or former officers, directors or employees.

      11.5. TERMINATION OF CREDITORS' COMMITTEE. The appointment of the Creditors' Committee will terminate on the later of the Effective Date and the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses.

      11.6. POST-CONFIRMATION DATE FEES AND EXPENSES. From and after the Confirmation Date, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, the Debtor and Reorganized Debtor will pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtor and Reorganized Debtor, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

      11.7. PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on the Effective Date.

      11.8. AMENDMENT OR MODIFICATION OF THE PLAN.   Alterations, amendments
or modifications of the Plan may be proposed in writing jointly by the Debtor and Noteholder Plan Proponents at any time before the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor will have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan as altered amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A Holder of a Claim, Preferred Stock Interest or Common Stock Interest that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim, Preferred Stock Interest or Common Stock Interest of such Holder.

     11.9.  CONSENT OF NOTEHOLDER PLAN PROPONENTS.   Whenever the consent or
waiver of the Noteholder Plan Proponents is necessary under the Plan, such consent or waiver will require the written consent or waiver of no less than 51% of the Noteholder Plan Proponents, calculated on the basis of dollar amount of Senior Notes held by such Noteholder Plan Proponents.

      11.10. SEVERABILITY. In the event that the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision will be invalid, void or unenforceable with respect to the Holder or Holders of such Claims, Preferred Stock Interests or Common Stock Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness, unenforceability of any such provision will in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

      11.11. REVOCATION OR WITHDRAWAL OF THE PLAN.   The Noteholder Plan
Proponents and Debtor will have the  right to revoke or withdraw the Plan before
the Confirmation Date.   If the Debtor and Noteholder Plan Proponents revoke or
withdraw the Plan before the Confirmation Date, then the Plan will be deemed null and void. In such event, nothing contained herein will constitute or be deemed a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

      11.12. BINDING EFFECT. The Plan will be binding upon and inure to the benefit of the Debtor and the Reorganized Debtor, the Holders of Claims, Preferred Stock Interests and Common Stock Interests, and their respective successors and assigns.

      11.13. NOTICES.   All notices, requests and demands to or upon the
Debtor or Reorganized Debtor to be effective will be in writing and, unless otherwise expressly provided herein, will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtor:

     Mr. McLain J. Forman
     Forman Petroleum Corporation
     650 Poydras Street
     New Orleans, Louisiana 70130
     Telecopy No. (504) 522-1796

     with a copy to:

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

     Mr. Calvin P. Brasseaux
     Jones Fussell, L.L.P..
     P. O. Box 1810
     Covington, LA  70434
     Telecopy No. (504) 892-4925

     and

     Mr. John  M. Landis
     Stone, Pigman, Walther, Wittmann &
     Hutchinson, L.L.P.
     546 Carondelet St.
     New Orleans, La    70130
     Telecopy No. (504) 581-3361

     If to the Debtor or Reorganized Debtor:

     Forman Petroleum Corporation
     Attention:  Chair of the Board of Directors
     650 Poydras Street
     New Orleans, Louisiana 70130
     Telecopy No. (504) 522-1796

     If to the Noteholder Plan Proponents:

     Mr. Nicholas Tell, Jr.
     Trust Company of the West
     11100 Santa Monica Boulevard, Suite 2000
     Los Angeles, CA  90025
     Telecopy No. (310) 235-5965

     Ms. Judith K. Otamura-Kester
     Jefferies & Company, Inc.
     11100 Santa Monica Boulevard, 12th Floor
     Los Angeles, CA  90025
     Telecopy No. (310) 914-1333

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

     Mr. James McBride
     Koch Investment Group, Ltd.
     4111 East 37th Street North
     Wichita, KS 67220
     Telecopy No. (316) 828-7977

     with a copy to:

     Mr. R. Lewis McHenry
     Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue
     New Orleans, LA  70118
     Telecopy No. (504) 582-8583

      11.14. GOVERNING LAW.   Except to the extent the Bankruptcy Code,
Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Louisiana, without giving effect to the principles of conflicts of law of such jurisdiction.

      11.15. WITHHOLDING AND REPORTING REQUIREMENT.   In connection with the
consummation of the Plan, the Debtor or Reorganized Debtor, as the case may be, will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder will be subject to any such withholding and reporting requirements.

      11.16. PLAN SUPPLEMENT.   Forms of the documents relating to the Amended
Forman Articles of Incorporation, the Amended Forman Bylaws, the Description of Manila Village Field, the Description of Boutte Field, the Description of Lake Enfermer Field, the Description of

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Bayou Fer Blanc Field, the Employment Agreements, the New Stockholders'
Agreement, the New Warrant Agreement, the New Registration Rights Agreement and the Escrow Agreement will be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court no later than hearing established by the Bankruptcy Court to consider the adequacy of the Disclosure Statement.

      11.17. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution will, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      11.18. HEADINGS. Headings are used in the Plan for convenience and reference only, and will not constitute a part of the Plan for any other purpose.

      11.19. REPORT OF SURRENDER AND CANCELLATION OF PREFERRED STOCK
INTERESTS AND RELEASE OF CLAIMS. Promptly after consummation of the Plan, the Reorganized Debtor shall report, in a writing that is certified to be true and correct, to U.S. Trust Company of Texas, N.A. in its capacity as Transfer Agent for the Preferred Stock, that the distribution of New Common Stock in satisfaction of Preferred Stock Interests has been completed and such Preferred Stock Interests have been canceled, and listing each Holder of a Preferred Stock Interest whose claim has been so satisfied. On the Effective Date, U.S. Trust Company of Texas, N.A. shall be released and discharged from any and all claims of the Debtor, Reorganized Debtor, any

Holder of a Preferred Stock Interest, or any other person that are related to the Preferred Stock Interests or U.S. Trust Company of Texas' performance as Transfer Agent for the Preferred Stock.

     11.20. REPORT OF SURRENDER AND CANCELLATION OF SENIOR NOTE WARRANTS AND RELEASE OF CLAIMS. Promptly after consummation of the Plan, the Reorganized Debtor shall report, in a writing that is certified to be true and correct, to U.S. Trust Company of Texas, N.A. in its capacity as Warrant Agent with respect to the Senior Note Warrants, that the distribution of New Warrants in satisfaction of the Senior Note Warrants has been completed and such Senior Note Warrants have been canceled, and listing each Holder of a Senior Note Warrant whose claim has been so satisfied. On the Effective Date, U.S. Trust Company of Texas, N.A. shall be released and discharged from any and all claims of the Debtor, Reorganized Debtor, any Holder of a Senior Note Warrant, or any other person that are related to the Senior Note Warrants or U.S. Trust Company of Texas' performance as Warrant Agent with respect to the Senior Note Warrants.

     Dated:    New Orleans, Louisiana
               December 29, 1999

                         Forman Petroleum Corporation

                         By:  _____________________________
                              By: McLain J. Forman
                              Title:  Its President

                         NOTEHOLDER PLAN PROPONENTS

                         TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                         TCW/CRESCENT MEZZANINE TRUST
                         TCW/CRESCENT MEZZANINE INVESTMENT
                         PARTNERS, L.P.

                         By:  TCW/Crescent Mezzanine, L.L.C.
                              Its General Partner or Managing Director


                         By:  _________________________________
                              Name:
                              Title:


                         By:  _________________________________
                              Name:
                              Title:

                         TCW SHARED OPPORTUNITY FUND II, L.P.

                         By:  TCW Asset Management Company,
                              Its Investment Manager


                         By:  ________________________________
                              Name:
                              Title:


                         By:  ________________________________
                              Name:
                              Title:

                         TCW LEVERAGED INCOME TRUST, L.P.

                         By:  TCW Advisors (Bermuda), Ltd.
                              As General Partner


                         By:  ____________________________
                              Name:
                              Title:

                         By:  TCW Investment Management Company,
                              As Investment Advisor


                         By:  ____________________________
                              Name:
                              Title:

                         JEFFERIES & COMPANY, INC.


                         By:  __________________________
                              Name:
                              Title:

                         KOCH INVESTMENT GROUP, LTD.


                         By:  __________________________
                              Name:
                              Title: